Jennison Value Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								December 27, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Value Fund
 File No. 811-04864


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Jennison Value Fund for the fiscal year ended October 31, 2005. The Form N-SAR was filed using the EDGAR system.



Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of December 2005.







Jennison Value Fund





Witness: /s/ Paul R. Hymas				By: /s/ Jonathan D. Shain
  Paul R. Hymas 	  	      	                  Jonathan D. Shain
   	      			     	     	      Assistant Secretary